SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: August 5, 2002

Date of Report (date of earliest event reported)

Proxim Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-30993	52-2198231

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

935 Stewart Drive
Sunnyvale, California 94085

(Address of principal executive offices)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Proxim Corporation (“Proxim”) hereby amends its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2002 and first amended on October 21, 2002 in connection with the acquisition of assets, completed on August 5, 2002, primarily relating to the 802.11 wireless local area network (LAN) equipment business of Agere Systems Inc. (“Agere”), including its ORiNOCO product line, for $65 million in cash, pursuant to the terms of the previously reported Asset Purchase Agreement dated as of June 14, 2002 between Proxim and Agere. This second amendment to such Form 8-K is being filed by Proxim solely for the purpose of filing Exhibit 23.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	EXHIBITS

The following exhibit is filed herewith:

23.1	Consent of independent accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this second amendment to the Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2002	PROXIM CORPORATION (Registrant)

	By:	/s/ Keith E. Glover

Keith E. Glover Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of independent accountants